Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 6, 2016, PRGX Global, Inc., through its wholly owned subsidiaries PRGX USA, INC. and PRGX UK LTD. (collectively “PRGX” or the “Company”) entered into an Asset Purchase Agreement (the “Initial Purchase Agreement”) with Cost & Compliance Associates, LLC, Cost & Compliance Associates Limited (collectively, “C&CA” or the “Sellers”) and Robert F. Donohue. On February 23, 2017, the parties entered into an amendment (the “Amendment,” and together with the Initial Purchase Agreement, the “Purchase Agreement”), pursuant to which the parties amended the Initial Purchase Agreement to, among other things, adjust the amount PRGX will pay at closing from a variable amount of up to $11 million to a fixed amount of $10 million and to modify the terms of the earnout to include certain earnout credit tied to the revenue from PRGX’s contract compliance business during the two years after closing.

The unaudited pro forma condensed combined balance sheet as of December 31, 2016 gives effect to the acquisition of C&CA as if it had occurred as of December 31, 2016. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 gives effect to the acquisition of C&CA as if it had occurred as of January 1, 2016.

The pro forma adjustments reflected in the pro forma condensed combined financial statements are based on items that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results. The pro forma condensed combined financial statements reflect certain adjustments and reclassifications to the historical financial statements of C&CA to conform to the Company’s accounting policies and financial statement presentation. The adjustments reflect the Company’s best estimates based upon the information currently available. The reclassifications were determined based upon the information currently available and additional reclassifications may be necessary once the accounting for the acquisition is completed and additional information becomes available.

In accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the acquisition will be accounted for under the acquisition method of accounting, which requires, among other things, the assets acquired and liabilities assumed to be recognized at their fair values as of the date of the acquisition. At this time, the Company has not completed the detailed valuation analyses necessary to finalize the fair values of the assets and liabilities of C&CA. Accordingly, the pro forma financial statements reflect a preliminary allocation of the purchase price based on assumptions and estimates with respect to fair value that are subject to change once the detailed valuation analyses are completed. Any such changes may be material.

The pro forma condensed combined financial statements are presented for illustrative purposes only and are based on the estimates and assumptions set forth in the accompanying notes. The pro forma condensed combined financial statements are not necessarily indicative of what the operating results or financial position actually would have been had the acquisition been completed as of the dates indicated. In addition, the pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company. The pro forma condensed combined statement of operations does not include: (1) any revenue or cost saving synergies that may be achieved subsequent to the completion of the acquisition; or (2) the impact of non-recurring items directly related to the acquisition.

The unaudited pro forma condensed combined financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both the Company and C&CA.

PRGX Global, Inc. and Subsidiaries

Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2016

(Amounts in thousands, except per share data)

(Unaudited)

	PRGX	C&CA	Pro forma Entries		Pro forma Combined
Revenue	$140,844	$14,783	$—		$155,627
Operating expenses:
Cost of revenue	91,299	7,794	3,896	(a)	102,989
Selling, general and administrative expenses	39,399	4,095	(4,095	)(a)	39,399
Depreciation of property and equipment	5,033	—	199	(c)	5,232
Amortization of intangible assets	1,832	—	—		1,832

Total operating expenses	137,563	11,889	—		149,452

Operating income	3,281	2,894	—		6,175

Foreign currency transaction (gains) losses on short-term intercompany balances	84	20	—		104
Interest expense (income), net	(153)	—	237	(b)	84
Other (income)	(121)	—	—		(121)

Income (loss) from continuing operations before income taxes	3,471	2,874	(237)		6,108

Income tax expense	1,242	111	—		1,353

Net income (loss) from continuing operations	$2,229	$2,763	(237)		$4,755

Basic earnings (loss) per common share from continuing operations	$0.10				$0.22
Diluted earnings (loss) per common share from continuing operations	$0.10				$0.22

Weighted average common shares outstanding:
Basic	21,969				21,969

Diluted	22,016				22,016

PRGX Global, Inc. and Subsidiaries

Pro Forma Condensed Combined Balance Sheet

As of December 31, 2016

(Amounts in thousands)

(Unaudited)

	PRGX	C&CA	Pro forma Entries		Pro forma Combined
ASSETS
Current Assets:
Cash and Cash Equivalents	$15,723	$4,525	$—		$20,248
Restricted Cash	47	—	—		47
Receivables:
Contract receivables, net	31,464	3,215	—		34,679
Employee advances and miscellaneous receivables, net	2,184	—	—		2,184

Total receivables	33,648	3,215	—		36,863
Prepaid expenses and other current assets	3,363	166	—		3,529

Total current assets	52,781	7,906	—		60,687
Property and equipment, net	12,236	349	—		12,585
Goodwill	13,823	—	3,519	(c)	17,342
Intangible assets, net	10,998	—	—		10,998
Deferred income taxes	2,269	—	—		2,269
Other assets	1,367	—	—		1,367

Total assets	$93,474	$8,255	$3,519		$105,248

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,299	$126	$—		$7,425
Accrued payroll and related expenses	13,868	1,480	—		15,348
Refund liabilities and deferred revenue	7,900	—	—		7,900
Business acquisition obligations	2,078	—	—		2,078
Current portion of debt	3,600	—	10,000	(b)	13,600
Other current liabilities	1,330	163	—		1,493

Total current liabilities	36,075	1,769	10,000		47,844
Refund liabilities	804	—	—		804
Noncurrent business acquisition obligations	1,926	—	—		1,926
Other long-term liabilities	2,279	5	—		2,284

Total liabilities	41,084	1,774	10,000		52,858

Shareholders’ equity
Common stock	218	—	—	(a)	218
Additional paid-in-capital	575,118	(1,957)	1,957	(a)	575,118
Accumulated deficit	(523,233)	9,124	(9,124	)(a)	(523,233)
Accumulated other comprehensive income (loss)	287	(686)	686	(a)	287

Total shareholders’ equity	52,390	6,481	(6,481)		52,390

Total liabilities and shareholders’ equity	$93,474	$8,255	$3,519		$105,248

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited, in thousands)

Note 1. Description of the Transaction

On October 6, 2016, PRGX Global, Inc., through its wholly owned subsidiaries PRGX USA, INC. and PRGX UK LTD. (collectively “PRGX” or the “Company”), entered into an Asset Purchase Agreement (the “Initial Purchase Agreement”) with Cost & Compliance Associates, LLC, Cost & Compliance Associates Limited (collectively, “C&CA” or the “Sellers”) and Robert F. Donohue. On February 23, 2017, the parties entered into an amendment (the “Amendment,” and together with the Initial Purchase Agreement, the “Purchase Agreement”), pursuant to which the parties amended the Initial Purchase Agreement to, among other things, adjust the amount PRGX will pay at closing from a variable amount of up to $11 million to a fixed amount of $10 million and to modify the terms of the earnout to include certain earnout credit tied to the revenue from PRGX’s contract compliance business during the two years after closing.

Note 2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2016 gives effect to the acquisition of C&CA as if it had occurred as of December 31, 2016. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 gives effect to the acquisition of C&CA as if it had occurred as of January 1, 2016. The pro forma condensed combined financial statements are not necessarily indicative of what the operating results or financial position actually would have been had the acquisition been completed as of the dates indicated. In addition, the pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company. The pro forma condensed combined statements of operations do not include: (1) any revenue or cost saving synergies that may be achieved subsequent to the completion of the acquisition; or (2) the impact of non-recurring items directly related to the acquisition.

The pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of the PRGX and C&CA after giving effect to the acquisition. The pro forma condensed combined financial statements reflect certain adjustments and reclassifications to the historical financial statements of C&CA to conform to the Company’s accounting policies and financial statement presentation. The adjustments reflect the Company’s best estimates based upon the information currently available. The reclassifications were determined based on the information currently available and additional reclassifications may be necessary as additional information becomes available.

In accordance with U.S. GAAP, the acquisition of C&CA will be accounted for under the acquisition method of accounting, which requires, among other things, the assets acquired and liabilities assumed to be recognized at their fair values as of the date of the acquisition. At this time, the Company has not completed the detailed valuation analyses necessary to finalize the fair values of the assets and liabilities of C&CA. Accordingly, the pro forma condensed combined financial statements reflect a preliminary allocation of the purchase price based on assumptions and estimates with respect to fair value that are subject to change once the detailed valuation analyses are completed. Any such changes may be material.

Note 3. Preliminary Purchase Price and Allocation

The preliminary allocation of the purchase price to the estimated fair values of assets acquired and liabilities assumed is as follows:

Current Assets	$1,611
Goodwill	8,389

Total Purchase Price	$10,000

Note 4. Adjustments to Pro Forma Financial Statements

Adjustments to Pro Forma Statements of Operations

(a)	The Company classifies operating expenses related to service delivery as part of cost of revenues, whereas C&CA classifies some of these costs associated with the delivery of services as part of general and administration expenses. This adjustment reclassifies the C&CA general and administration expenses in order to adhere to the Company’s financial statement presentation.

(b)	The Company borrowed $10.0 million in order to fund the acquisition with C&CA. This adjustment records additional interest expense of $237,000 for the year ended December 31, 2016. For every 0.125% change in the interest rates on the debt, the effect on interest expense of the combined entities is approximately $12,500.

(c)	The Company classifies depreciation separately from operating expenses, whereas C&CA records depreciation within its general and administration expenses. This adjustment reclassifies the C&CA depreciation in order to adhere to the Company’s financial statement presentation.

Adjustments to Pro Forma Balance Sheet

(a)	Adjustment to record the elimination of C&CA historical equity balances.

(b)	Adjustment to record the $10.0 million that was borrowed by the Company in order to fund the acquisition with C&CA.

(c)	Adjustment represents the addition of the estimated fair value of goodwill recognized with the acquisition.